ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-158385 Dated September 13, 2011

HSBC USA Inc. Trigger Autocallable Optimization Securities
Linked to the S&P 500® Index due on or about September 22, 2016

Investment Description
These Trigger Autocallable Optimization Securities (the ‘‘Securities’’) are senior unsecured debt securities issued by HSBC USA Inc. linked to the S&P 500® Index (the ‘‘Index”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations.  The Securities are designed for investors who believe that the Official Closing Level of the Index will remain flat or increase during the term of the Securities. If the Index closes at or above the Initial Level on any Observation Date (quarterly, after 1 year), HSBC will automatically call the Securities and pay you a Call Price equal to the Principal Amount per Security plus a Call Return. The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding. If by maturity the Securities have not been called, HSBC will either repay the full Principal Amount or, if the Index closes below the Trigger Level on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Level of the Index from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. The Securities do not pay any interest.  You may lose some or all of your Principal Amount. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features
❑ Call Return: HSBC will automatically call the Securities for a Call Price equal to the Principal Amount plus the applicable Call Return if the Official Closing Level of the Index on any Observation Date is equal to or greater than the Initial Level. The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for a loss at maturity.
❑ Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called and the Index does not close below the Trigger Level on the Final Valuation Date, HSBC will pay you the Principal Amount per Security at maturity. If the Index closes below the Trigger Level on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Level of the Index from the Trade Date to the Final Valuation Date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates1
Trade Date	September 16, 2011
Settlement Date	September 21, 2011
Observation Dates2	Quarterly, beginning September 21, 2012
Final Valuation Date2	September 16, 2016
Maturity Date2	September 22, 2016

1 Expected 2 See page 3 for additional details

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE TERMS OF THE SECURITIES MAY NOT OBLIGATE HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF YOUR INVESTMENT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF HSBC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT

UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 7 OF THIS FREE WRITING PROSPECTUS AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE US3-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 3 AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering
We are offering the Securities, which are linked to the performance of the Index, at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.  The Call Return Rate, Initial Level and Trigger Level will be determined on the Trade Date.

Index	Call Return Rate	Initial Level	Trigger Level	CUSIP	ISIN
S&P 500® Index	9.15% to 11.15% per annum.		$60.00% of the Initial Level	40433C460	US40433C4603

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this free writing prospectus. The Securities offered will have the terms specified in the accompanying prospectus dated April 2, 2009, the accompanying prospectus supplement dated April 9, 2009, the accompanying underlying supplement no. 3 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus for the distribution arrangement.
	Price to Public	Underwriting Discount	Proceeds to Us
Per Security	$10.00	$0.25	$9.75
Total

UBS Financial Services Inc.	HSBC USA Inc.

Additional Information about HSBC USA Inc. and the Securities

This free writing prospectus relates to the offering of Securities linked to the Index identified on the cover page.  The Index described in this free writing prospectus is a reference asset as defined in the underlying supplement no. 3 and the prospectus supplement, and the Securities being offered hereby are “notes” for purposes of the underlying supplement no. 3 and the prospectus supplement. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Index which will rank equally with all of our other unsecured and unsubordinated debt obligations.  Although the offering of Securities relates to the Index identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, the prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” on page 6 of this free writing prospectus and in “Risk Factors” beginning on page US3-1 of the underlying supplement no. 3 and beginning on page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities.  You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the underlying supplement no. 3, a prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the underlying supplement no. 3, the prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the underlying supplement no. 3, the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦    Underlying supplement no. 3 dated October 22, 2010:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

♦    Prospectus supplement dated April 9, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

♦    Prospectus dated April 2, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

As used herein, references to the “Issuer,” “HSBC”, “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated April 9, 2009, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated April 2, 2009 and references to the “underlying supplement no. 3” mean the underlying supplement no. 3 dated October 22, 2010.

Indicative Terms

Issuer	HSBC USA Inc. (A1/AA-/AA)1 (“HSBC”)
Principal Amount	$10 per Security (subject to a minimum investment of $1,000).
Term	5 years, unless earlier called.
Trade Date	September 16, 2011
Settlement Date	September 21, 2011
Final Valuation Date	September 16, 2016, subject to adjustment in the event of a Market Disruption Event.
Maturity Date	September 22, 2016, subject to adjustment in the event of a Market Disruption Event.
Index	S&P 500® Index (Ticker: SPX)
Call Feature
The Securities will be automatically called if the Official Closing Level of the Index on any Observation Date is equal to or greater than the Initial Level.  If the Securities are called, HSBC will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Call Settlement Dates	With respect to the first sixteen Observation Dates, two business days following the applicable Observation Date. For the Final Valuation Date the Call Settlement Date will be the Maturity Date.
Call Price	The Call Price equals the Principal Amount per Security plus the applicable Call Return.
Call Return/Call Return Rate
The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding and will be based on the Call Return Rate of between 9.15% per annum and 11.15% per annum. The actual Call Return Rate will be determined on the Trade Date.

	Expected Observation Date2	Expected Call Return*	Expected Call Price (per $10.00 Security)*
	September 21, 2012	9.15% to 11.15%	$10.915 to $11.115
	December 17, 2012	11.44% to 13.94%	$11.144 to $11.394
	March 18, 2013	13.73% to 16.73%	$11.373 to $11.673
	June 17, 2013	16.01% to 19.51%	$11.601 to $11.951
	September 16, 2013	18.30% to 22.30%	$11.830 to $12.230
	December 16, 2013	20.59% to 25.09%	$12.059 to $12.509
	March 17, 2014	22.88% to 27.88%	$12.288 to $12.788
	June 16, 2014	25.16% to 30.66%	$12.516 to $13.066
	September 16, 2014	27.45% to 33.45%	$12.745 to $13.345
	December 16, 2014	29.74% to 36.24%	$12.974 to $13.624
	March 16, 2015	32.03% to 39.03%	$13.203 to $13.903
	June 16, 2015	34.31% to 41.81%	$13.431 to $14.181
	September 16, 2015	36.60% to 44.60%	$13.660 to $14.460
	December 16, 2015	38.89% to 47.39%	$13.889 to $14.739
	March 16, 2016	41.18% to 50.18%	$14.118 to $15.018
	June 16, 2016	43.46% to 52.96%	$14.346 to $15.296
	Final Valuation Date (September 16, 2016)	45.75% to 55.75%	$14.575 to $15.575
* The actual Call Returns and Call Prices will be determined on the Trade Date.
Payment at Maturity (per $10 Security)
If the Securities are not called, you will receive a payment on the Maturity Date calculated as follows:
If the Final Level of the Index is equal to or greater than the Trigger Level on the Final Valuation Date, HSBC will pay you  a cash payment on the Maturity Date equal to $10 per $10 Principal Amount of Securities.3
If the Final Level of the Index is below the Trigger Level on the Final Valuation Date, HSBC will pay you a cash payment on the Maturity Date that is less than the Principal Amount, equal to:
$10 × (1 + Index Return).
In this case, you will have a loss that is proportionate to the decline in the Final Level from the Initial Level and you will lose some or all of your Principal Amount.

Index Return	Final Level - Initial Level
Initial Level

Investment Timeline
The Initial Level and the Trigger Level are determined and the Call Return Rate is set.
The Securities will automatically be called if the Official Closing Level of the Index on any Observation Date is equal to or greater than the Initial Level.

If the Securities are called, HSBC will pay the Call Price for the applicable Observation Date: equal to the Principal Amount plus an amount based on the Call Return Rate.

The Final Level and Index Return are determined on the Final Valuation Date.

If the Securities have not been called and the Final Level is equal to or greater than the Trigger Level, HSBC will repay the Principal Amount: equal to $10.00 per Security.

If the Securities have not been called and the Final Level is below the Trigger Level, HSBC will repay less than the Principal Amount, if anything, resulting in a loss proportionate to the decline of the Index; equal to a return of:

$10.00 × (1 + Index Return) per Security

1 HSBC USA Inc. is rated A1 by Moody’s, AA- by Standard & Poor’s and AA by Fitch Ratings.  A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  The Securities themselves have not been independently rated.  Each rating should be evaluated independently of any other rating. However, because the return on the Securities is dependent upon factors in addition to our ability to pay our obligations under the Securities, such as the Index Level, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Securities.
2 Expected. In the event HSBC makes any changes to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same and the Observation Dates may be adjusted in a similar manner.  The Observation Dates are subject to postponement in the event of a Market Disruption Event.
3 Contingent repayment of principal is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

Trigger Level	60.00% of the Initial Level.
Initial Level	The Official Closing Level of the Index on the Trade Date.
Final Level	The Official Closing Level of the Index on the Final Valuation Date.
Official Closing Level
The Official Closing Level on any scheduled trading day will be the closing level of the Index as determined by the calculation agent and based on the value displayed on Bloomberg Professional® service page “SPX <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent	HSBC USA Inc. or one of its affiliates.
Paying Agent
HSBC Bank USA, N.A. will act as Paying Agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Trustee
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY CONTINGENT REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF HSBC.  IF HSBC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investor Suitability
The Securities may be suitable for you if:
♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦     You are willing to make an investment where you could lose some or all of your initial investment and are willing to make an investment that may have the same downside market risk as the Index.
♦     You believe the Final Level will not be below the Trigger Level on the Final Valuation Date, but you are willing to lose up to 100% of your principal if the Securities are not called and the Final Level is below the Trigger Level on the Final Valuation Date.
♦     You understand and accept that you will not participate in any appreciation in the level of the Index and your potential return is limited to the applicable Call Return.
♦     You are willing to invest in the Securities if the Call Return Rate is set equal to the bottom of the range indicated on the cover hereof (the actual Call Return Rate will be set on the Trade Date).
♦     You believe the Index will remain stable for the term of the Securities and the Official Closing Level of the Index will be equal to or greater than the Initial Level on at least one Observation Date, including the Final Valuation Date.
♦     You are willing to hold Securities that will be automatically called on the earliest Observation Date on which the Official Closing Level is equal to or greater than the Initial Level, or you are otherwise willing to hold the Securities to maturity, a term of 5 years, and do not seek an investment for which there is an active secondary market.
♦     You do not seek current income from your investment and are willing to forego dividends paid on the stocks included in the Index.
♦     You are willing to assume the credit risk associated with HSBC, as issuer of the Securities, and understand that if HSBC defaults on its obligation you may not receive any amounts due to you including the repayment of principal.

The Securities may not be suitable for you if:
♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦     You believe the Securities will not be called and the Final Level will be below the Trigger Level on the Final Valuation Date.
♦     You seek an investment that is designed to return your full Principal Amount at maturity.
♦     You are not willing to make an investment in which you could lose some or all of your Principal Amount and you are not willing to make an investment that may have the same downside market risk as the Index.
♦     You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.
♦     You are not willing to invest in the Securities if the Call Return Rate is set equal to the bottom of the range indicated on the cover hereof (the actual Call Return Rate will be set on the Trade Date).
♦     You are unable or unwilling to hold securities that will be automatically called on the earliest Observation Date on which the Official Closing Level is equal to or greater than the Initial Level, or you are otherwise unable or unwilling to hold the Securities to maturity, a term of 5 years, and seek an investment for which there will be an active secondary market.
♦     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦     You seek current income from your investment or prefer to receive the dividends paid on the Index.
♦     You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this free writing prospectus and “Risk Factors” on page US3-1 of the underlying supplement no. 3 and on page S-3 of the prospectus supplement.

What are the tax consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, HSBC’s special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index.  HSBC intends to treat the Securities consistent with this approach, and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale, exchange or call and HSBC intends to treat any gain or loss upon maturity or an earlier sale, exchange or call as either short-term or long-term capital gain or loss, depending on your holding period in the Security at such time for U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled forward or other executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above.  For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but HSBC urges you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying underlying supplement no. 3 and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
Risk of Loss at Maturity –  The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Securities.  If the Securities are not called, HSBC will only pay you the Principal Amount of your Securities in cash if the Final Level is greater than or equal to the Trigger Level and will only make such payment at maturity.  If the Securities are not called and the Final Level is less than the Trigger Level, you will lose some or all of your initial investment in an amount proportionate to the decline in the Final Level from the Initial Level.

♦
The Contingent Repayment of Principal Applies Only if You Hold the Securities to Maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the Index level is above the Trigger Level.

♦
Certain Built-in Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity – You should be willing to hold your Securities to maturity.  The Securities are not designed to be short-term trading instruments.  The price at which you will be able to sell your Securities to us, our affiliates or any party in the secondary market prior to maturity, if at all, may be at a substantial discount from the Principal Amount of the Securities, even in cases where the Index has appreciated since the Trade Date.

♦
Reinvestment Risk – If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs. Because the Securities may be called as early as one year after issuance, you should be prepared in the event the Securities are called early.

♦
Credit of Issuer – The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any contingent repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire investment.

♦
Higher Call Return Rates are Generally Associated With a Greater Risk of Loss — Greater expected volatility with respect to the Index reflects a higher expectation as of the Trade Date that the Official Closing Level of the Index could be below the Trigger Level on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Security. However, while the Call Return Rate is set on the Trade Date, the Index’s volatility can change significantly over the term of the Securities. The level of the Index could fall sharply, which could result in a significant loss of principal.

♦
Limited Return on the Securities – The return potential of the Securities is limited to the applicable Call Return regardless of the appreciation of the Index. In addition, because the Call Return, and therefore the Call Price, increases the longer the Securities have been outstanding, the Call Price payable on earlier Call Settlement Dates is less than the Call Price payable on later Call Settlement Dates. Your Securities could be called as early as the first quarterly Observation Date (September 21, 2012) and your return would therefore be less than if the Securities were called on a later date.  If the Securities are not called, you will not participate in any appreciation in the Official Closing Level of the Index even though you will be subject to the risk of a decline in the Official Closing Level of the Index.  As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in the Index.

♦
No Assurances of a Flat or Bullish Environment - While the Securities are structured to provide positive returns in a flat or bullish environment, we cannot assure you of the economic environment during the term or at maturity of your Securities.

♦
Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates may offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities, which will exclude any fees or commissions you paid when you purchased the Securities.

♦	No Interest – As a holder of the Securities, you will not receive periodic interest payments.

♦
Owning the Securities is Not the Same as Owning the Stocks Comprising the Index – The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the Index would have.  You will also not participate in any appreciation of the stocks comprising the Index or in the level of the Index itself.

♦
Impact of Fees and Hedging Costs on Secondary Market Prices – Generally, the price of the Securities in the secondary market, if any, is likely to be lower than the initial offering price since the issue price includes, and the secondary market prices are likely to exclude, hedging costs or commissions and other compensation paid with respect to the Securities.

♦
No Dividend Payments or Voting Rights –  Owning the Securities is not the same as owning the component stocks underlying the Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

♦
Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities and which may be revised at any time.  Any such research, opinions or recommendations could affect the level of the Index or the price of the stocks included in the Index, and therefore, the market value of the Securities.

♦
Potential HSBC Impact on Price – Trading or transactions by HSBC USA Inc. or any of its affiliates in the Index, or in futures, options, exchange-traded funds or other derivative products on the Index, may adversely affect the market value of the Index and, therefore, the market value of the Securities.

♦
Potential Conflict of Interest – HSBC and its affiliates may engage in business with the issuers of the stocks comprising the Index, which could affect the price of such stocks or the level of the Index, which may present a conflict between the obligations of HSBC and you, as a holder of the Securities.  The Calculation Agent, which may be HSBC or any of its affiliates will determine the Payment at Maturity or on a Call Settlement Date based on observed levels of the Index in the market.  The Calculation Agent can postpone the determination of the Official Closing Level on an Observation Date and the corresponding Call Settlement Date if a Market Disruption Event exists on such Observation Date. Furthermore, the Calculation Agent can postpone the determination of the Final Level and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦
Market Price Prior to Maturity – The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the Index; the volatility of the Index; dividends; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the creditworthiness of HSBC.

♦
The Securities are Not Insured by any Governmental Agency of The United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Securities.

♦
Changes Affecting the Index – The policies of the reference sponsor concerning additions, deletions and substitutions of the stocks included in the Index and the manner in which the reference sponsor takes account of certain changes affecting those stocks included in the Index may adversely affect the level of the Index.  The policies of the reference sponsor with respect to the calculation of the Index could also adversely affect the level of the Index.  The reference sponsor may discontinue or suspend calculation or dissemination of the Index.  Any such actions could have an adverse effect on the value of the Securities.

♦
Uncertain Tax Treatment – There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain as to both the timing and character of any inclusion in income in respect of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index.  HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled forward or other executory contracts.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.

Hypothetical Scenario Analysis and Examples at Maturity

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Index relative to the Initial Level. We cannot predict the Final Level or the Official Closing Level on any Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Index. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $10.00 Security on a hypothetical offering of the Securities, based on the following assumptions (the actual Initial Level, Trigger Level and Call Returns for the Securities will be determined on the Trade Date):

Investment term:	5 years (unless earlier called)

Hypothetical Initial Level:	1,100.00

Hypothetical Trigger Level:	660.00 (60% of the Initial Level)

Hypothetical Call Returns and Call Prices on Observation Dates*:
Observation Dates	Call Return*	Call Price*
September 21, 2012	10.1500%	$11.0150
December 17, 2012	12.6875%	$11.2688
March 18, 2013	15.2250%	$11.5225
June 17, 2013	17.7625%	$11.7763
September 16, 2013	20.3000%	$12.0300
December 16, 2013	22.8375%	$12.2838
March 17, 2014	25.3750%	$12.5375
June 16, 2014	27.9125%	$12.7913
September 16, 2014	30.4500%	$13.0450
December 16, 2014	32.9875%	$13.2988
March 16, 2015	35.5250%	$13.5525
June 16, 2015	38.0625%	$13.8063
September 16, 2015	40.6000%	$14.0600
December 16, 2015	43.1375%	$14.3138
March 16, 2016	45.6750%	$14.5675
June 16, 2016	48.2125%	$14.8213
Final Valuation Date (September 16, 2016)	50.7500%	$15.0750
* Based on a hypothetical Call Return Rate of 10.15% per annum.  The actual Call Return Rate will be determined on the Trade Date and will not be less than 9.15%.

Example 1—The Index closes at 1,320.00 on the first Observation Date – the Securities are called.
Because the Official Closing Level of the Index on the first Observation Date (September 21, 2012) is at or above the Initial Level, the Securities are automatically called at the applicable Call Price of $11.015 per Security, representing a 10.15% return on the Securities. As long as the Index closes at or above the Initial Level on any of the seventeen Observation Dates, HSBC will pay you the applicable Call Price.

Example 2— The Index closes below the Initial Level on each of the first sixteen Observation Dates and closes at 1,210.00 on the Final Valuation Date – the Securities are called.
Because (i) the Official Closing Level of the Index on the first sixteen Observation Dates is below the Initial Level and (ii) the Official Closing Level of the Index on the final Observation Date, (which is also the Final Valuation Date) is above the Initial Level, the Securities are automatically called at the applicable Call Price of $15.075 per Security, representing a 50.75% return on the Securities.

Example 3— The Index closes below the Initial Level on all seventeen Observation Dates and on the Final Valuation Date it closes at 990.00 – the Securities are NOT called.
Because the Official Closing Level of the Index on all seventeen Observation Dates is below the Initial Level, the Securities are not automatically called. Furthermore, because the Final Level is not below the Trigger Level on the Final Valuation Date, HSBC will pay you the Principal Amount at maturity of $10.00 per Security (a return of zero percent).

Example 4— The Index closes below the Initial Level on all seventeen Observation Dates.  In addition, the Index closes at 550.00 on the Final Valuation Date – the Securities are NOT called.

Because the Official Closing Levels of the Index on all seventeen Observation Dates are each below the Initial Level, the Securities are not automatically called.  Furthermore, because the Final Level is below the Trigger Level on the Final Valuation Date, your principal is fully exposed to any decrease in the Final Level relative to the Initial Level on the Final Valuation Date.  Therefore you will suffer a loss on the Securities of 50.00%. Expressed as a formula:

Index Return = (550.00 – 1,100.00) / 1,100.00 = -50.00%
Payment at Maturity = $10 × (1 + -50%) = $5.00

In this example, you would lose some of your Principal Amount at maturity.

If the Final Level is below the Trigger Level on the Final Valuation Date, you are fully exposed to the negative Index Return resulting in a loss of some or all of your principal that is proportionate to the decrease in the Official Closing Level from the Trade Date to the Final Valuation Date.

The S&P 500® Index

Description of the Index

The Index is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 9/9/11 were: Information Technology, Financials, Energy, Health Care and Consumer Staples.

For more information about the Index, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the Index

The following graph sets forth the historical performance of the Index based on the daily historical closing levels from September 11, 2006 to September 9, 2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical levels of the Index should not be taken as an indication of future performance.
Source: Bloomberg Professional® service

The Closing Level of the Index on September 9, 2011 was 1,154.23.

Events of Default and Acceleration

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Indicative Terms” in this free writing prospectus.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Index Return.  If a Market Disruption Event exists with respect to the Index on that scheduled trading day, then the accelerated Final Valuation Date for the Index will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated maturity date will then be the fourth business day following the postponed accelerated Final Valuation Date.

If the Securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Securities.  For more information, see “Description of Debt Securities — Events of Default” and “—Events of Default; Defaults” in the accompanying prospectus.

Supplemental Plan of Distribution

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC will agree to sell to the Agent, and the Agent will agree to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount to its affiliates.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so.  HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

See “Supplemental Plan of Distribution” on page S-52 in the accompanying prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.